UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

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ERICKSON INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200 Portland, Oregon 97239
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment Number Eleven to Credit Agreement

On May 24, 2016, Erickson Incorporated (the “Company”) entered into Amendment Number Eleven to the Credit Agreement with Wells Fargo Bank, National Association and Deutsche Bank Trust Company Americas, which modified the required level of borrowing capacity to be maintained, known as “Excess Availability,” to the following:

•	$10 million for the period from June 24, 2016 through July 7, 2016;

•	$17.5 million; for July 8, 2016 through September 29, 2016; and

•	$20 million for September 30, 2016 through December 31, 2016.

In addition, the interest rate was set at 450 basis points over the prime base rate or 550 basis points over the London Interbank Offered Rate, as applicable, until such time Excess Availability is $17.5 million or greater; an increase of 100 basis points, or 1%, over the highest chargeable rates prior to the amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of Amendment Number Eleven to Credit Agreement contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment Number Eleven to Credit Agreement, dated June 24, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 28, 2016	Erickson Incorporated

		By:	/s/ Nichole Tennyson
Nichole Tennyson
Interim Corporate Secretary